UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 22, 2012

____________________________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 22, 2012, Phototron Holdings, Inc.’s (the “Company”) wholly owned subsidiary Growlife Hydropoinics, Inc. (“Purchaser”) completed the purchase of all of the shares (the “Shares”) of Soja, Inc. dba Urban Garden Supplies (the “Urban Garden”) from Richard Melograno, Michael Cook, and Scott Glass (collectively the “Sellers”). The effective date of the Stock Purchase Agreement was October 24, 2012 (“Agreement”). The Agreement included all of the assets and liabilities of Urban Garden which includes the inventory of the store located at 22516 Ventura Blvd., Woodland Hills, CA 91364 and various other assets. The Purchaser also assumed the liabilities of Urban Garden which was valued at $70,369.93. Our CEO Sterling Scott personally guaranteed this liability. In consideration for the Shares, the Company agreed to pay to the Sellers an aggregate of 3,906,250 shares of the Company’s common stock which was valued at $50,000.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual agreement attached hereto as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated October 24, 2012, by and among Richard Melograno, Michael Cook, Scott Glass and GrowLife Hydroponics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: October 26, 2012

By: /s/ Sterling C. Scott

Sterling C. Scott

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number Description of Exhibit

2.1	Stock Purchase Agreement, dated October 24, 2012, by and among Richard Melograno, Michael Cook, Scott Glass and GrowLife Hydroponics, Inc.